UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2026

SiTime Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39135	02-0713868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5451 Patrick Henry Drive Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 328-4400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SITM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously announced, on February 4, 2026, SiTime Corporation, a Delaware corporation (“SiTime” or the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Renesas Electronics America Inc., a California corporation (“Renesas”), pursuant to which the Company agreed to acquire, subject to the terms and conditions set forth in the Asset Purchase Agreement, all of Renesas’s right, title and interest in, to and under certain assets related to the timing business of Renesas Electronics Corporation (the “Business”).

On July 1, 2026 (the “Closing Date”), the Company and Renesas completed the acquisition (the “Acquisition”) in accordance with the Asset Purchase Agreement, for an aggregate purchase price of approximately $1,500,000,000 in cash (the “Purchase Price”) and 3,558,691 shares of the Company’s common stock (the “Shares”), subject to certain adjustments as set forth in the Asset Purchase Agreement. The Purchase Price was funded through cash on hand, and SiTime purchased the Business through the acquisition of certain assets related to the Business from Renesas and certain affiliates of Renesas.

Item 1.01.	Entry into a Material Definitive Agreement.

The disclosure set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Credit Agreement

On June 30, 2026 (the “Effective Date”), the Company entered into a credit agreement (the “Credit Agreement”) by and among the Company as borrower, the lenders from time to time party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent and collateral agent for the Lenders.

The Credit Agreement provides for a senior secured revolving credit facility in an aggregate principal amount of $200,000,000 (the “Revolving Credit Facility”; and any loans thereunder, the “Revolving Loans”), including a $10,000,000 sublimit for the issuance of letters of credit. In addition, the Company has the right at any time and from time to time to incur one or more additional revolving commitments and/or incremental term loans up to an unlimited amount, subject to certain customary conditions precedent and other requirements, including compliance with a specified leverage ratio. The Lenders are not obligated to provide any such additional commitments or loans. The proceeds of the Revolving Loans may be used for working capital and other general corporate purposes. As of the Effective Date, there are no outstanding loans under the Credit Agreement.

The maturity date of the Revolving Credit Facility is the fifth anniversary of the Effective Date, subject to a springing maturity that is 91 days prior to the earliest scheduled maturity date of any Inside Date Convertible Debt (as defined in the Credit Agreement, including the Company’s 0% Convertible Senior Notes due 2031) if the aggregate outstanding principal amount of such Inside Date Convertible Debt exceeds the greater of $270,000,000 and 75% of Consolidated EBITDA (as defined in the Credit Agreement) at such time, unless either (i) the Company’s liquidity (which includes amounts available under the Revolving Credit Facility and the consolidated unrestricted cash and cash equivalents of the Company and its restricted subsidiaries) at such time is greater than 125% of the aggregate outstanding principal amount of such Inside Date Convertible Debt or (ii) the Total Net Leverage Ratio (as defined in the Credit Agreement) does not exceed 2.50 to 1.00 for the then most recently completed four fiscal quarters.

Revolving Loans may be borrowed, repaid and reborrowed, until their maturity date under the Credit Agreement, and may be prepaid by the Company without premium or penalty (subject to customary breakage costs). The Revolving Loans bear interest, at the Company’s option, at a rate equal to either (i) term SOFR, plus an applicable margin ranging from 1.75% to 2.50% per annum based on the Total Net Leverage Ratio, or (ii) a base rate equal to the highest of (w) 1.00%, (x) the federal funds rate plus 0.50%, (y) the prime rate and (z) term SOFR for an interest period of one month plus 1.00%, plus an applicable margin ranging from 0.75% to 1.50% per annum based on the Total Net Leverage Ratio. Undrawn commitments under the Revolving Credit Facility are subject to a commitment fee ranging from 0.25% to 0.40% per annum based on the Total Net Leverage Ratio on the average daily unused portion of such commitment that is available to the Company. The applicable margin for and certain other terms of any additional revolving commitments or incremental term loans will be determined prior to the incurrence of such commitments or loans.

The Credit Agreement contains customary representations, warranties, and affirmative and negative covenants. The negative covenants include restrictions on liens, investments, indebtedness, fundamental changes, restricted payments, transactions with affiliates, prepayments of subordinated debt and other matters, all subject to certain exceptions. In addition, the Credit Agreement contains financial covenants that require the Company to maintain (i) a maximum Total Net Leverage Ratio of (x) 4.50:1.00 for the fiscal quarter ending on September 30, 2026, (y) 4.00:1.00 for the fiscal quarters ending on December 31, 2026 and March 31, 2027, and (z) 3.50:1.00 for the fiscal quarter ending on June 30, 2027 and each fiscal quarter thereafter, and (ii) a minimum Interest Coverage Ratio (as defined in the Credit Agreement) of 3.00:1.00, in each case, tested at the end of each fiscal quarter. The Total Net Leverage Ratio covenant is subject to a 0.50:1.00 step-up for four fiscal quarters following any Material Acquisition (as defined in the Credit Agreement).

The obligations under the Credit Agreement and, at the Company’s election, any secured hedging obligations and cash management obligations owing to a Lender (or an affiliate of a Lender), are secured by substantially all of the assets of the Company. In addition, such obligations will be required to be guaranteed by, and secured by substantially all of the assets of, any future material domestic subsidiaries of the Company.

The Credit Agreement includes customary events of default that include, among other things: non-payment of principal, interest or fees; inaccuracy of representations and warranties; violation of certain covenants; cross default to certain other indebtedness; bankruptcy and insolvency events; material judgments; change of control; certain material ERISA events; and invalidity of loan documents, subject to thresholds and cure periods as set forth in the Credit Agreement. Upon the occurrence and during the continuance of an event of default, the Lenders may terminate their commitments and accelerate any outstanding obligations under the Credit Agreement and may exercise certain other rights and remedies provided for under the Credit Agreement, the other loan documents and applicable law. Notwithstanding the foregoing, acceleration will be automatic in the case of bankruptcy and insolvency events of default involving the Company. Under certain circumstances, a default interest rate will apply to all obligations during the existence of an event of default under the Credit Agreement at a per annum rate equal to 2.00% above the otherwise applicable interest rate.

A copy of the Credit Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement.

Private Placement and Registration Rights Agreement

In addition, on the Closing Date, the Company and Renesas entered into a Registration Rights Agreement (the “Registration Rights Agreement”) in connection with the Acquisition, pursuant to which the Company agreed to file a registration statement (or a prospectus supplement to an effective shelf registration statement) (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) as promptly as reasonably practicable following the written request of Renesas for purposes of registering the resale of the Shares, and to keep the Registration Statement effective until the date that all Shares covered by the Registration Statement (i) have been resold or (ii) may be resold without regard to any volume or manner-of-sale limitations by reason of Rule 144. The Registration Rights Agreement also entitles Renesas to require the Company to effect underwritten offerings of the Shares from time to time, subject to a limit of three underwritten offerings during any 18-month period. Resales of the Shares by Renesas are also subject to volume and other limitations set forth in the Registration Rights Agreement. Additionally, the Registration Rights Agreement provides that upon receipt of notice, the Company will appoint Hidetoshi Shibata, the current Chief Executive Officer of Renesas Electronics Corporation, to the Board of Directors of the Company as a Class I director.

The Shares were issued in a transaction exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. The Shares are being offered without any general solicitation by the Company or its representatives. The Shares will not initially be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

A copy of the Registration Rights Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement.

Transition Services Agreement

On the Closing Date, the Company and Renesas entered into a Transition Services Agreement (the “Transition Services Agreement”) pursuant to which, following the consummation of the transactions contemplated by the Asset Purchase Agreement, each of the Company and Renesas has agreed to provide or cause to be provided to the other certain transitional services for specified periods following the Closing Date in connection with the Company’s operation of the Business and Renesas’s operation of its remaining business. The Transition Services Agreement includes customary provisions regarding service fees, reimbursement of expenses, invoicing and payment, the standard of care applicable to the performance of services, intellectual property ownership and licensing, confidentiality, indemnification, limitation of liability, and termination, as well as a cap on the Company’s aggregate fees and out-of-pocket costs (other than amounts payable under purchase orders).

A copy of the Transition Services Agreement is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Transition Services Agreement does not purport to be complete and is qualified in its entirety by reference to the Transition Services Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

A copy of the Asset Purchase Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on February 4, 2026, and is incorporated herein by reference. The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K regarding the Revolving Credit Facility is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sale of Equity Securities.

The disclosure set forth in the Introductory Note and Item 1.01 of this Current Report on Form 8-K regarding the private placement of the Shares is incorporated herein by reference into this Item 3.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2026, the Board of Directors of the Company, upon the recommendation of its Compensation and Talent Committee, adopted a deferred compensation plan (the “Plan”), effective July 1, 2026, which provides directors and a select group of employees of the Company (including all of the named executive officers) with the opportunity to elect to defer receipt of base pay, bonus, commissions, and certain other cash or equity-based compensation on the terms and conditions set forth in the Plan. The Plan also allows the Company to make discretionary contributions to participant accounts that may be subject to one or more vesting schedules. Distributions of participant accounts will be made following a participant’s separation of service, death, unforeseeable emergency, or as of a future payment date, all generally as elected by the participant.

A copy of the form of Plan is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan.

Item 7.01	Regulation FD Disclosure.

On July 1, 2026, the Company issued a press release announcing the completion of the Acquisition. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The Company will provide the financial statements required to be filed by Item 9.01(a) of Form 8-K by amendment to this Current Report on Form 8-K no later than the 71st day after the required filing date for this Current Report on Form 8-K.

(b) Pro forma financial information.

The Company will provide the pro forma financial statements required to be filed by Item 9.01(b) of Form 8-K by amendment to this Current Report on Form 8-K no later than the 71st day after the required filing date for this Current Report on Form 8-K.

(d) Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of February 4, 2026, by and between SiTime Corporation and Renesas Electronics America Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on February 4, 2026).*

10.1	Credit Agreement, dated as of June 30, 2026, by and among SiTime Corporation, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent and collateral agent.*

10.2	Registration Rights Agreement, dated as of July 1, 2026, by and between SiTime Corporation and Renesas Electronics America Inc.

10.3	Transition Services Agreement, dated as of July 1, 2026, by and between SiTime Corporation and Renesas Electronics America Inc.*

10.4	SiTime Corporation Deferred Compensation Plan (including Adoption Agreement).

99.1	Press Release dated July 1, 2026.**

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

*

Pursuant to Item 601(a)(5) of Regulation S-K promulgated by the SEC, certain schedules and attachments to this exhibit have been omitted because they do not contain information material to an investment or voting decision and that information is not otherwise disclosed in the exhibit.

**

The information in Item 7.01 of this Current Report, including Exhibit 99.1 furnished thereunder, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including the exhibits furnished thereunder, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing. The disclosure in Item 7.01 of this Current Report will not be deemed an admission as to the materiality of any information in such item in this Current Report that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SiTime Corporation

Date: July 1, 2026	By:	/s/ Vincent P. Pangrazio
Vincent P. Pangrazio
Executive Vice President, Chief Legal Officer and Corporate Secretary